Exhibit 10.1

Note: # 30278

LOAN AND SECURITY AGREEMENT

Between

BMO HARRIS EQUIPMENT FINANCE COMPANY, as Lender

And

ROCKFORD CORPORATION, as Borrower

Q3 CONTRACTING, INC.

ARB, INC.

STELLARIS LLC

as Co-Borrower(s)

Dated as of April 28, 2014

Confidential

BMO Harris Equipment Finance Company

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of the 28th day of April, 2014 by and between BMO Harris Equipment Finance Company, a Wisconsin corporation (“Lender”), and Rockford Corporation (“Borrower”) And Q3 Contracting, Inc., ARB, Inc., Stellaris LLC as (‘‘Co-Borrowers’’).

Borrower has requested a loan from Lender in order to finance the purchase of the equipment described on Schedule A hereto, and Lender has agreed to make such loan to Borrower on the terms and conditions set forth herein.

Capitalized terms used herein without definition shall have the meanings assigned to them in Schedule B attached hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

SECTION 1.                                             ADVANCE OF LOAN.

Section 1.1.                                           Loan.  On the terms and conditions hereinafter set forth, the parties agree that Lender shall lend to Borrower the principal sum of $15,400,000.00 (the “Loan”).  The principal amount of the Loan shall be limited to 100.00% of Borrower’s cost of acquiring the Equipment and other related property with respect to which such Loan is to be made.  Amounts borrowed and repaid hereunder may not be redrawn.

Section 1.2.                                           Promissory Note.  The obligation to repay the Loan shall be evidenced by a promissory note payable by Borrower to the order of Lender in the form agreed to by Lender and executed and delivered by Borrower on the Closing Date (the “Promissory Note”).

Section 1.3.                                           Interest and Maturity; Rate Adjustment.  The Promissory Note shall bear interest, be payable and mature as set forth therein.  The annual interest rate on the Promissory Note shall be computed on an actual days elapsed/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding compounded on a monthly basis.  All interest payable under this Note is computed using this method.  If Borrower fails to fully execute and return the Loan Documents within 5 business days of the original date of this Agreement, Lender shall have the right to adjust the interest rate applicable to the Promissory Note to reflect any increase in the LIBOR Swap Rate as of the date Borrower does, in fact, execute the Loan Documents over the LIBOR Swap Rate originally used in setting the interest rate applicable to the Promissory Note.

SECTION 2.                                             PAYMENTS AND PREPAYMENTS.

Section 2.1.                                           Scheduled Payments Borrower shall make the scheduled payments on the dates (each a “Payment Date”) set forth in the Promissory Note.  Payments will be credited on the date actually received and applied as provided herein.  All principal, interest and other amounts due under the Promissory Note, this Agreement and the other Loan Documents which remain unpaid shall become due on the Maturity Date.

Section 2.2.                                           Optional Prepayments Borrower shall have the right on any Payment Date, upon ten (10) days’ prior written notice to Lender, to prepay the Loan (in whole or in part).  Such notice to Lender shall specify the Payment Date on which such prepayment shall occur and the amount to be prepaid.  If Borrower exercises its right of prepayment or the Loans become due and payable pursuant to Section 8, Borrower shall pay to Lender the specified principal amount, all accrued interest thereon to the date of prepayment, plus a prepayment premium equal to the applicable percentage of the principal amount prepaid set forth below (the “Prepayment Premium”):

IF PREPAID DURING THE PERIOD:	PERCENTAGE OF PRINCIPAL AMOUNT PREPAID:

From the date of the Promissory Note to the first anniversary	2.00%

After the first anniversary to the second anniversary	1.00%

Anytime after the second anniversary of the Promissory Note	0.00%

Section 2.3.                                           Payments upon Casualty.  Borrower shall promptly notify Lender of the theft, loss, destruction or irreparable damage of or to the Collateral or any material portion thereof.  Any amounts received by Borrower which constitute payment as a result of such theft, loss, destruction or irreparable damage of or to the Collateral, or other event or circumstance resulting in the payment of amounts with respect to the Collateral out of the ordinary course, shall, at the option of Lender in its sole and absolute discretion (i) be retained by Borrower to repair or replace the applicable Collateral, or (ii) be remitted to Lender for application to the prepayment (in whole or in part, as applicable) of the principal of the Promissory Note, and the remaining payments due under such Promissory Note shall be reduced pro rata to reflect any such partial prepayment.  For the avoidance of doubt, the theft, loss, destruction or irreparable damage of or to the Collateral shall not relieve Borrower from any Obligation under this Agreement or the Promissory Note, except as expressly provided for herein.  Borrower assumes and shall bear the entire risk of the theft, loss, destruction or damage to the Collateral from any cause, whether or not insured.

Section 2.4.                                           Application of Payments.

(a)                                            Payments in the Ordinary Course.  Provided that no Default or Event of Default has occurred and is continuing, the amounts from time to time received by Lender from Borrower with respect to the Promissory Note shall be applied: first, to any unpaid costs or expenses of Lender incurred pursuant to this Agreement; second, to unpaid late charges and Prepayment Charges due from Borrower; third, to interest then due and payable on such Promissory Note; fourth, to principal in accordance with the terms of such Promissory Note; fifth, to any other amounts then due and owing hereunder.

(b)                                            Payments Following an Event of Default.  If an Event of Default has occurred and is continuing, any amounts received by Lender from Borrower may, at Lender’s discretion, be applied: first, to the payment of all expenses and charges, including the expenses of any sale, lease or other disposition of the Collateral, attorneys’ fees, court costs and any other expenses incurred or advances made by Lender in the exercise of its rights and remedies; second, to the payment of the Obligations in such order as Lender shall determine in its sole discretion; and third, to the payment of any surplus thereafter remaining to Borrower or to whosoever may be entitled thereto.

SECTION 3.                                             SECURITY.

Section 3.1.                                           Grant of Security Interest.  To secure the prompt and complete payment of all indebtedness owing at any time by Borrower to Lender and the observance and performance of each covenant, condition or obligation of whatsoever nature to be performed or observed by Borrower under this Agreement, the Promissory Note and each of the other Loan Documents, including in respect of any and all loans or other financial accommodations made at any time by Lender (collectively, the “Obligations”), Borrower hereby grants Lender a first priority security interest in and to all right, title and interest of Borrower, whether now owned or existing or hereafter created, acquired or arising, and wherever located in the following (collectively, the “Collateral”):

(a)                                      the equipment as more specifically identified on Schedule A hereto, as amended from time to time, and all accessions, substitutions, attachments, accessories, tools, parts, supplies, replacements of and additions to each of such items described on said Schedule A, whether added now or later (collectively, the “Equipment”);

(b)                                      all products and produce of any of the Equipment described herein;

(c)                                       all accounts, chattel paper, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, consignment or other disposition of any of the Equipment described herein;

(d)                                      all proceeds, cash and non-cash (including insurance proceeds), from the sale, destruction, loss, or other disposition of any of the Equipment described herein, and sums due from a third party who has damaged or destroyed the Equipment or from that party’s insurer, whether due to judgment, settlement or other process; and

(e)                                       all records and data, operating manuals, warranties and similar rights relating to any of the Equipment described herein, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Borrower’s right, title, licenses and interests in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

Borrower agrees that this Agreement shall create a continuing security interest in the Collateral, which shall remain in effect until the indefeasible payment in full of the Promissory Note and payment and performance in full of all of the Obligations.  Borrower agrees to take whatever actions are requested by Lender to perfect and continue Lender’s security interest in the Collateral.  Borrower agrees that, with respect to the Collateral, Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code.  Borrower hereby authorizes Lender, without the consent or signature of Borrower, to amend Schedule A hereto in connection with any change in the Collateral and to file at any time and from time to time UCC financing statements and any amendments thereto describing the Collateral.

Section 3.2.                                           Right of Setoff.  To the extent permitted by Applicable Law, Lender reserves a right of setoff in all of Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future (excluding any IRA or Keogh accounts, or any trust accounts for which setoff is prohibited by law).  Borrower authorizes Lender, to the extent permitted by Applicable Law, to charge or setoff all sums owing on the Obligations against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.  Borrower agrees that for purposes of this Section 3.2, the term “Lender” includes BMO Harris Bank N.A., its subsidiaries and Affiliates.

Section 3.3.                                           Notices to Lender.  Borrower will promptly notify Lender in writing at Lender’s address shown on the signature page hereof (or such other address as Lender may designate from time to time) prior to any (a) change in Borrower’s name; (b) change in Borrower’s assumed business name(s); (c) change in the management of the Borrower; (d) change in the authorized signer(s); (e) change in Borrower’s principal office address; (f) change in Borrower’s state of organization;  (g) conversion of Borrower to a new or different type of business entity; or (h) change in any other aspect of Borrower that directly or indirectly relates to any agreements between Borrower and Lender.  No change in Borrower’s name or state of organization will take effect until after Lender has received notice.

Section 3.4.                                           Enforceability of Collateral.  To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the applicable Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.  At the time any account becomes subject to a security interest in favor of Lender, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Borrower with or for the account debtor.  So long as this Agreement remains in effect, Borrower shall not, without Lender’s prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such accounts.  There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

Section 3.5.                                           Location of Collateral.  Except for vehicles, and except otherwise in the ordinary course of Borrower’s business, Borrower agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Borrower’s address shown on the signature page hereof or at such other locations as are acceptable to Lender.  With respect to Collateral consisting of vehicles, Borrower will keep the Collateral at such address or other locations except for routine travel.  Upon Lender’s request, Borrower will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Borrower’s operations, including without limitation the following:  (a) all real property Borrower owns or is purchasing; (b) all real property Borrower is renting or leasing; (c) all storage facilities Borrower owns, rents, leases, or uses; and (d) all other properties where Collateral is or may be located.  Borrower is strictly prohibited from allowing any Collateral to cross the U.S./Mexican border into Mexico or be located in Mexico.

Section 3.6.                                           Removal of Collateral.  Except in the ordinary course of Borrower’s business, Borrower shall not remove the Collateral from its existing location without Lender’s prior written consent.  To the extent the Collateral consists of vehicles or other titled property, Borrower shall not take or permit any action to re-title such vehicles or other titled property in any state or jurisdiction other than the state in which such vehicle or property was initially titled without Lender’s prior consent and without duly noting Lender’s lien on the certificate of title and making such filings, if any, prescribed by law to perfect Lender’s Lien.  Borrower shall, whenever requested, advise Lender of the exact location of the Collateral.

Section 3.7.                                           Transactions Involving Collateral.  Except for inventory sold or accounts collected in the ordinary course of Borrower’s business, or as otherwise provided for in this Agreement, Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral.  So long as no Event of Default has occurred under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business.  A sale in the ordinary course of Borrower’s business does not include a transfer in partial or total satisfaction of a debt or any bulk sale.  Borrower shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender.  This includes security interests even if junior in right to the security interests granted under this Agreement.  Unless waived by Lender, all proceeds (cash and non-cash) from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition.  Upon receipt, Borrower shall immediately deliver any such proceeds to Lender.

Section 3.8.                                           Fixtures.  Except as disclosed to Lender in writing, no portion of the Collateral is or will be attached to real estate in such a manner that the same may become a fixture as defined in the applicable Uniform Commercial Code.

Section 3.9.                                           Borrower’s Right to Possession and to Collect Accounts.  So long as no Event of Default has occurred and is continuing, the Borrower, and the Borrower only, may have possession and beneficial use of the Equipment and other tangible personal property constituting the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the other Loan Documents, provided that Borrower’s right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender’s security interest in such Collateral.  At any time and even though no Event of Default exists, Lender may, to the extent applicable, exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Obligations.  If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Borrower shall request or as Lender, in Lender’s sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Borrower shall not of itself be deemed to be a failure to exercise reasonable care.  Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Obligations.

Section 3.10.                                            Lender Expenditures.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement, the Promissory Note or any Loan Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate in order to protect the Collateral, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by Lender for such purposes will bear interest at the rate charged under the Promissory Note from the date incurred or paid by Lender to the date of repayment by Borrower.  All such expenses will become a part of the Obligations secured hereby and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Promissory Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Promissory Note; or (C) be treated as a balloon payment which will be due and payable at the Promissory Note’s maturity.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

SECTION 4.                                             CONDITIONS PRECEDENT.

Section 4.1.                                           Conditions to Making Loan.  The obligation of Lender to make the Loan as set forth in Section 1.1 hereof is expressly conditioned upon Borrower causing to be done or providing to Lender, in a manner satisfactory to Lender, the following on or prior to the date on which Lender is to advance the Loan hereunder:

(a)                                      resolutions of the board of directors or other governing body or validly authorized committee of Borrower, certified by the Secretary or an Assistant Secretary of Borrower, duly authorizing the borrowing of funds hereunder, the grant of security, and the execution, delivery and performance of this Agreement, the Promissory Note and the other Loan Documents;

(b)                                      the Promissory Note in the amount of such Loan, duly executed on behalf of Borrower;

(c)                                       evidence satisfactory to Lender as to due compliance with the insurance provisions of Section 6.4 hereof;

(d)                                      UCC financing statements (as required), duly filed in the office of the Secretary of State of the appropriate state with respect to the Collateral;

(e)                                       to the extent requested by Lender, a landlord waiver or collateral access agreement in a form acceptable to Lender with respect to the real property where the Collateral is located allowing Lender access to the Collateral on such property; and

(f)                                        such other documents and instruments and other actions, and such filings to perfect a valid, first priority security interest granted by Borrower to Lender with respect to the Collateral, shall have been made and taken as may be reasonably required by Lender and its counsel.

SECTION 5.                                             REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants that:

Section 5.1.                                           Business Status and Information.  Borrower has the form of business organization specified on the signature page hereof, and is duly organized, validly existing and in good standing under the laws of its state of formation and is duly qualified and authorized to transact business as a foreign person in good standing in each other state in which the failure to so qualify would have Material Adverse Effect.  The exact legal name, jurisdiction of organization, Federal Employer Identification Number and Organizational Number of Borrower specified on the signature page hereof are true and correct.

Section 5.2.                                           Power and Authority.  Borrower has the power and authority to enter into and perform its obligations under this Agreement and the other Loan Documents.  The acquisition of the Equipment, the borrowing hereunder and the execution, delivery and performance of this Agreement, the Promissory Note and the other Loan Documents (a) have been duly authorized by all necessary action on the part of Borrower; (b) do not require the approval or consent of any stockholder, partner, member, trustee or holder of any indebtedness or obligations of Borrower except such as have been duly obtained; (c) do not and will not contravene any law, governmental rule, regulation or order now binding on Borrower, or the organizational documents of Borrower, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Borrower under any material agreement for borrowed money to which Borrower is a party or by which it or its property is bound, and (d) do not and will not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency by or with respect to Borrower, except as provided herein.

Section 5.3.                                           Enforceability.  This Agreement and the Promissory Note constitute, and all other Loan Documents when entered into will constitute, the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with the terms hereof and thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally.

Section 5.4.                                           No Actions.  There is no action or proceeding before any court, arbitrator, administrative agency or other governmental authority pending or threatened against or affecting Borrower that, if adversely determined, could have a Material Adverse Effect.

Section 5.5.                                           Title to Collateral.  Borrower holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement.  No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented.  Upon the filing in the appropriate public offices of a Uniform Commercial Code financing statement naming Borrower as debtor, and

Lender as secured party, and describing the Collateral, Lender will have a valid, perfected first priority security interest in the Collateral.  Borrower shall defend Lender’s rights in the Collateral against the claims and demands of all other Persons.

Section 5.6.                                           Full Disclosure; No Material Adverse Effect.  No information contained in any Loan Document, the financial statements provided to Lender by Borrower or any other written statement furnished by or on behalf of Borrower under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  Since the date of the last financial statements delivered by Borrower to Lender no event has occurred which could have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

Section 5.7.                                           No Violation of Law.  Borrower is not in violation of any Applicable Law, and Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business.

Section 5.8.                                           Environmental Compliance.  The Collateral has not been, and will not be so long as the Collateral remains subject to the lien of this Agreement, used in violation of any federal, state and local statutes, regulations, rules or ordinances relating to the protection of human health or the environment (“Environmental Laws”).

SECTION 6.                                             COVENANTS OF BORROWER.

Borrower covenants and agrees as follows:

Section 6.1.                                           Maintenance of Business.  Borrower shall preserve and keep in full force and effect its existence, rights (charter or statutory), franchises, and licenses necessary for the proper conduct of its business.

Section 6.2.                                           Maintenance of Properties.  Borrower shall, and shall cause others to, maintain, preserve and keep its property, plant and equipment (including the Equipment) in good repair, working order and condition (ordinary wear and tear excepted), eligible for manufacturer’s certification, as applicable, and shall from time to time make all needed and proper repairs, renewals, replacements and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

Section 6.3.                                           Liens.  Without the prior written consent of Lender, Borrower shall not permit or cause to exist against the Collateral any liens, encumbrances or claims (“Liens”) other than the Lien created by this Agreement and the other Loan Documents.  Borrower shall notify Lender immediately upon receipt by a responsible officer of Borrower of written notice of any lien, attachment or judicial proceeding affecting the Collateral in whole or in part.  If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Borrower shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, Borrower fees or other charges that could accrue as a result of foreclosure or sale of the Collateral.  In any contest Borrower shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral.  Borrower shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Section 6.4                                        Insurance.  So long as any of the Obligations remain outstanding, Borrower shall at its own expense and in a form approved by Lender (a) obtain and maintain a Special Form, “all risks” policy of Property Insurance for the full replacement cost of the Collateral and as determined by Lender, said policy to identify Lender as an additional insured; (b) maintain Commercial General Liability Insurance, specifying Lender as a named additional insured (but without any responsibility to pay premiums)  including coverage for bodily injury, property damage, products/completed operations and broad form contractual liability for all obligations undertaken under this Agreement and insuring against all claims, demands or actions arising out of or in connection with the use, operation or maintenance of the Collateral and covering the full operation thereof, with the limits of such policy or policies to be in an amount not less than $2,000,000 per occurrence and $2,000,000 in the aggregate, unless other limits are agreed to in writing.  In the event that the Borrower has less than the above stated limits for Commercial General Liability Insurance, but has an umbrella policy covering the same risks and providing coverage in excess of the above stated limits either alone or in combination with the amount of coverage provided under Borrower’s Commercial General Liability Insurance policy, Borrower may, as an alternative, add Lender as a named additional insured on the umbrella policy; (c) if requested by Lender, procure and maintain such other insurance, including products liability insurance in such an amount as shall be required by Lender, and procure and maintain in full force and effect at all times worker’s compensation insurance which shall cover any and all Claims for injury to any worker, employee, or agent of Borrower arising out of use, operation or maintenance of the Collateral.  (d)  Additional insurance requirements: (i) each insurer shall waive any right of set-off against Lender, and any rights of subrogation against Lender or any other deduction, whether by attachment or otherwise, in respect of any liability of Borrower; (ii) each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lender, that it will give Lender thirty (30) days’ written notice before the policy in question shall lapse or be altered or cancelled; (iii) Borrower shall furnish Lender with certificates or other satisfactory evidence of maintenance of the insurance required hereunder and with respect to any renewal policy or policies shall furnish certificates evidencing such renewal not less than 30 days prior to the expiration date of the original policy or renewal policies; (iv) as to Lender’s interest in such insurance, no act or omission of Borrower or any of its officers, agents, employees or representatives shall affect the obligations of the insurer to pay the full amount of any loss; (v)  Borrower hereby appoints Lender as Borrower’s attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts for loss or damage or returned or unearned premiums under any insurance policy relating to the Collateral.  (e)  The proceeds of insurance shall, at the option of Lender be applied: (i) toward the replacement, restoration or repair of the Collateral; or (ii) toward payment of the obligations of Borrower under this Agreement and the Promissory Note.  (f)  Lender’s Right to Procure Insurance: In case of failure of Borrower to procure or maintain insurance as herein specified, Lender shall have the right, but shall not be obligated, to effect such insurance, and in such event, the cost thereof shall be repaid to Lender with the next installment of principal and interest due under this Agreement, and failure to repay the same shall carry with it the same consequence, including the applicable late charge and Default Rate interest provided in the Promissory Note.

Section 6.5.                                           Further Assurance.  Borrower shall promptly execute and deliver to Lender such further documents, instruments and assurances and take such further action as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder; including, without limitation, the execution and delivery of any document reasonably required and payment of all necessary costs (including recording fees, title transfer fees, documentary or stamp taxes and all other costs or fees), to perfect and maintain the validity, effectiveness and priority of the Liens created or intended to be created by this Agreement and any Loan Document.  Borrower irrevocably appoints Lender to execute documents necessary to transfer title if there is an Event of Default.

Section 6.6.                                           Notices.  Borrower shall provide written notice to Lender, promptly, and in any event within five (5) days, after the occurrence of (a) any Default or Event of Default, and (b) any event or circumstance that could have a Material Adverse Effect.

Section 6.7.                                           Financial Statements.  Borrower agrees that for so long as the Loan is outstanding, Borrower shall deliver or cause to be delivered to Lender (a) as soon as practicable, and in any event within 45 days after the end of each quarterly period (other than the fourth quarterly period) for each fiscal year of Borrower, the balance sheet of Borrower as of the end of such quarterly period together with the related statements of income and expenses for such quarterly period, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved, and certified by Borrower’s chief financial officer; and (b) as soon as practicable, and in any event within 90 days after the close of each fiscal year of Borrower, the balance sheet of Borrower as of the end of such fiscal year together with related statements of income and surplus for such fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved, and certified by Borrower’s chief financial officer; and (c) with reasonable promptness, such other data and information relating to the business, operations, affairs, assets or properties of Borrower or any of its subsidiaries or relating to the ability of Borrower to perform its obligations under this Agreement, the Promissory Note and the other Loan Documents as from time to time may be reasonably requested by Lender.

Section 6.8.                                           Books and Records; Inspection of Collateral.  Borrower will maintain proper books of record and account in conformity with GAAP (or, in the case of any interim financial statements, prepared substantially in accordance with GAAP subject to normal year end adjustments) and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Borrower.  Lender and Lender’s designated representatives and agents shall have the right at all reasonable times to enter into and upon the premises where the Equipment and other Collateral may be located for the purpose of inspecting the same or observing its use.  Lender will be granted access to Borrower’s records relating to the maintenance and use of the Equipment and other Collateral and shall have the right to inspect and make copies of the same.

Section 6.9.                                           Indemnification.  Borrower shall indemnify, defend and hold harmless Lender, its successors and assigns, and their respective directors, officers, employees, agents, accountants, attorneys and Affiliates (each, an “Indemnified Party”), from and against any and all claims, actions and suits of any kind, nature or description whatsoever, liabilities, losses and expenses, including (without limitation) court costs and reasonable attorneys’ fees and expenses, arising, directly or indirectly, in connection with this Agreement or any of the other Loan Documents or the enforcement thereof, or the Equipment or other Collateral, including the acquisition, ownership, manufacture, delivery, installation, acceptance, return, use, possession, control, operation, maintenance, storage and condition of the Equipment or other Collateral, and any claims based in negligence, strict or absolute liability or liability in tort, environmental liability or infringement (except those determined by final decision of a court of competent jurisdiction to have been directly and primarily caused by the gross negligence or willful misconduct of such Indemnified Party).  The obligations of Borrower under this Section shall survive payment in full of the Promissory Note and expiration of this Agreement.

Section 6.10.                                            Taxes and Assessments.  Borrower will pay when due all Taxes, including, without limitation, Taxes and assessments upon the Equipment and other Collateral, its use or operation, upon this Agreement, upon the Promissory Note or upon any of the other Loan Documents.  Borrower may withhold any such payment or may elect to contest any such tax or assessment if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized in Lender’s sole opinion.  Borrower further agrees to furnish Lender with evidence that such Taxes, assessments, and governmental and other charges have been paid in full and in a timely manner.

Section 6.11.                                            Compliance with Law.  Borrower shall comply promptly with all Applicable Laws, including, without limitation, Environmental Laws and all laws, ordinances, rules and regulations of all Governmental Authorities, now or hereafter in effect, applicable to the ownership, manufacture, use or disposition of the Equipment and other Collateral.  Borrower hereby releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any Environmental Laws, and agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement.  The indemnity obligations of Borrower under this Section shall survive payment in full of the Promissory Note and expiration of this Agreement.

Section 6.12.                                            Use of Proceeds.  Borrower shall use the proceeds of the Loan solely to finance Borrower’s purchase of the Equipment.

Section 6.13.                                            Patriot Act Compliance.  Borrower agrees to promptly furnish to Lender all documentation and other information requested by Lender which may be required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.  Borrower is and will remain in full compliance with all such laws, including, without limitation, ensuring that no person who owns a controlling interest in or otherwise controls Borrower is or shall be (a) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, or (b) a person designated under Section 1 of Executive Order No. 13,224 (September 24, 2001), any related enabling legislation or any other similar Executive Orders.

No financial covenants.

SECTION 7.                                             DEFAULT.

Section 7.1.                                           Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a)                                      any payment of principal, interest or Prepayment Charge on the Promissory Note, or any payment of any other amount owing under this Agreement or any other Loan Document, in any case, that is not received by Lender within ten (10) days after such payment is due; or

(b)                                      any representation, warranty, certification or statement of fact made by Borrower in this Agreement or any other Loan Document is untrue, incorrect or misleading in any material respect when made; or

(c)                                       other than as set forth in clauses (a) or (b), any failure by Borrower to observe or perform any covenant to be observed or performed by Borrower under this Agreement, the Promissory Note or any other Loan Document, and such failure shall continue unremedied for ten (10) days after receipt by Borrower of a written notice thereof from Lender and demanding the same to be remedied; or

(d)                                      (i) commencement of any case or other proceeding seeking liquidation, reorganization or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment of a trustee, receiver, liquidator, custodian or other similar official of Borrower or any part of its property (unless, if involuntary, the proceeding is dismissed within 60 days), or (ii) an attachment shall be levied against any of Borrower’s property or a receiver shall be appointed for any of Borrower’s property, or (iii) Borrower shall admit in writing its inability to pay its debts generally as they come due, or (iv) Borrower shall make a general assignment for the benefit of creditors, or (v) Borrower shall suspend business, or (vi) Borrower shall take any corporate action to authorize any of the foregoing; or

(e)                                       (i) any transfer, sale or conveyance of the voting equity capital in Borrower or any guarantor occurs which results in a change in control of the Borrower or any guarantor or (ii) any transaction of merger or consolidation or sale of substantially all assets occurs which results in a change in control of the Borrower or any guarantor (for purposes hereof, “voting equity capital” shall mean equity or ownership interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions); or

(f)                                        any guarantor of the Obligations under this Agreement or the Promissory Note defaults on any obligation to Lender, or any of the Events of Default listed in clauses (d) or (e) occurs with respect to any such guarantor or any such guarantor disclaims or repudiates its obligations as guarantor hereunder; or

(g)                                       any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or for any reason the Equipment or any of the other Collateral shall fail to be subject to a valid and perfected first priority Lien in favor of Lender, except as expressly permitted by the terms thereof; or

(h)                                      any event occurs or condition exists which is specified as an event of default under any other note, lease, contract, borrowing or agreement to which Borrower or any guarantor is a party; or

(i)                                          any event occurs or condition exists which, in the sole judgment of Lender, could have a Material Adverse Effect, or if Lender believes the prospect of payment or performance by Borrower under this Agreement, the Promissory Note or any other Loan Document is impaired, or if Lender in good faith believes itself to be insecure.

SECTION 8.                                             REMEDIES.

Upon the occurrence of an Event of Default hereunder, Lender shall have all of the rights of a secured party under the applicable Uniform Commercial Code.  Lender may, at its option, declare this Agreement to be in default and at any time thereafter may do any one or more of the following, all of which are hereby authorized by Borrower:

Section 8.1.                                           Non-Bankruptcy Defaults.  When any Event of Default described in Section 7.1 has occurred and is continuing (other than an Event of Default described in subsection (d) of Section 7.1), Lender may, by notice to Borrower, (a) declare the entire principal of and the accrued interest on the Promissory Note to be immediately due and payable and thereupon the Promissory Note, including both principal and interest and all other Obligations payable under the Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind plus an amount equal to the Prepayment Charge together with such additional default interest, charges and fees as set forth in the Promissory Note, and (b) to the extent applicable, terminate any obligation of the Lender to extend further credit pursuant to any of the terms hereof.

Section 8.2.                                           Bankruptcy Defaults.  When any Event of Default described in subsection (d) of Section 7.1 has occurred and is continuing, then (a) the entire principal of and the accrued interest on the Promissory Note and all other Obligations payable under the Loan Documents shall immediately become due and payable without presentment, demand, protest or notice of any kind plus an amount equal to the Prepayment Charge together with such additional default interest charges and fees as set forth in the Promissory Note, and (b) to the extent applicable, any obligation of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

Section 8.3.                                           Assemble Collateral.  Lender may require Borrower to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral.  Lender may require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender.  Lender also shall have full power to enter upon the property of Borrower to take possession of and remove the Collateral.  If the Collateral contains other goods not covered by this Agreement at the time of repossession, Borrower agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Borrower after repossession.

Section 8.4.                                           Sell Collateral.  Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral and proceeds (cash and non-cash) thereof in Lender’s own name or that of Borrower.  Lender may sell the Collateral at public auction or private sale.  Unless the Collateral threatens to rapidly decline in value or is of a type customarily sold on a recognized market, Lender will give Borrower, and other Persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made.  However, no notice need be provided to any Person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that Person’s right to notification of sale.  The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition.  All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Obligations secured by this Agreement and shall be payable on demand, with interest at the Default Rate applicable to the Promissory Note from date of expenditure until repaid.

Section 8.5.                                           Appoint Receiver.  Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the payments, rents, income and revenues from the Collateral and apply such proceeds, over and above the cost of the receivership, against the Obligations or as the court may direct.  The receiver may serve without bond if permitted by law.  Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Obligations by a substantial amount.  Employment by Lender shall not disqualify a person from serving as a receiver.

Section 8.6.                                           Collect Payments, Rents Income and Revenues.  Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral.  Lender may at any time in Lender’s sole discretion transfer any Collateral into Lender’s own name or that of Lender’s nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Promissory Note or apply it to payment of the Promissory Note in such order of preference as Lender may determine.  If and to the extent the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not the Obligations or Collateral is then due.  For these purposes, Lender may, on behalf of and in the name of Borrower, receive, open and dispose of mail addressed to Borrower; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral.  To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

Section 8.7.                                           Obtain Deficiency.  If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the Obligations due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement.  Borrower shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Section 8.8.                                           Election of Remedies.  Except as may be prohibited by Applicable Law, all of Lender’s rights and remedies, whether evidenced by this Agreement, the Promissory Notes, or by any other Loan Document or writing, shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Agreement, after Borrower’s failure to perform, shall not affect Lender’s right to declare an Event of Default and exercise its remedies.

Section 8.9.                                           No Duties.  The powers conferred upon the Lender hereunder are solely to protect its interest in the Collateral and shall not impose on it any duty to exercise such powers.  This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of Borrower in any way related to the Collateral and the Lender shall have no duty or obligation to discharge any such duty or obligation.  The Lender shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral or initiating any action to protect the Collateral against the possibility of a decline in market value.  Neither the Lender nor any party acting as agent or attorney for the Lender shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law.

Section 8.10.                                           Other Rights and Remedies.  Lender may exercise any other right or remedy available to it under this Agreement, the Promissory Note, the other Loan Documents or Applicable Law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement in whole or in part.

Section 8.11.                                           Attorneys’ Fees; Expenses; No Remedy Exclusive.  Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement.  Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement.  Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Borrower also shall pay all court costs and such additional fees as may be directed by the court Borrower hereby waives any and all existing or future claims to any offset against the sums due under this Agreement, the Promissory Note or the other Loan Documents and agrees to make the payments regardless of any offset or claim which may be asserted by Borrower or on its behalf in connection with this Agreement.

Section 8.12.                                           No Waiver.  The failure by Lender to exercise, or delay in the exercise of, the rights granted hereunder upon any Event of Default shall not constitute a waiver of any such right upon the continuation or recurrence of any such Event of Default.  Lender may take or release other security; may release any party primarily or secondarily liable for the Obligations; may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

SECTION 9.                                             NOTICES.

All notices hereunder shall be in writing, personally delivered, sent by overnight courier service, sent by facsimile transmission (with proof of completed transmission and followed by hardcopy delivery by overnight courier) or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such parties or at such other addresses as such parties shall from time to time designate in writing to the other parties; and shall be effective on the date of receipt.  Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

SECTION 10.                                      LENDER’S RIGHT TO PERFORM FOR BORROWER.

Section 10.1.                                            Right to Perform.  If Borrower fails to perform or comply with any of its agreements contained herein, Lender shall have the right, but shall not be obligated, to effect such performance or compliance, and the amount of any expenses of Lender thereby incurred, together with interest thereon at the Default Rate, shall be due and payable by Borrower upon demand.

Section 10.2.                                            Attorney-in-Fact.  Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be reasonably necessary to vest in Lender any right, title, interest or power which by the terms hereof are expressed to be conveyed to or conferred upon Lender, including executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties.  Lender may at any time, and without further authorization from Borrower, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement.  Borrower may file one or more financing statements disclosing its security interest in any or all of the Collateral without Borrower’s signature appearing thereon.  Borrower also hereby grants Lender a power of attorney to execute any such financing statements, or amendments and supplements to financing statements, and amendments and supplements to Schedule A thereto, on behalf of Borrower without notice thereof to Borrower.  Borrower hereby ratifies and approves all acts of any such attorney and agrees that neither Lender nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law.  The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Indebtedness has been fully paid and satisfied and all agreements of Lender to extend credit to or for the account of Borrower have expired or otherwise have been terminated.  Borrower will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender’s security interest in the Collateral.

SECTION 11.                                      SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon the successors of Borrower.  Neither the Collateral nor the rights and obligations of Borrower under this Agreement, the Promissory Note and the other Loan Documents may be transferred, sold, pledged, leased, encumbered, assigned or delegated without the prior written consent of Lender.  Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations under this Agreement, the Promissory Note and the other Loan Documents, and in the Collateral.  In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loan, Borrower, or the business of Borrower.  Borrower agrees to fully cooperate with Lender and take all such actions as Lender from time to time may reasonably request in order to facilitate the sale, assignment, transfer, negotiation or sale of a participation interest in Lender’s interest hereunder.  Borrower agrees that any such assignee or participant may enforce all liens, rights and remedies of Lender under the provisions of this Agreement, the Promissory Note or any other Loan Documents relating hereto or under Applicable Laws, in the same manner as if such assignee or participant were Lender and a direct creditor of Borrower.

SECTION 12.                                      WISCONSIN LAW GOVERNS.

Section 12.1.                                            Governing Law.  THIS AGREEMENT, THE PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF WISCONSIN (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.  IN NO EVENT SHALL LENDER HAVE ANY LIABILITY TO BORROWER FOR INCIDENTAL, GENERAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES.

Section 12.2.                                            Jurisdiction.  The parties agree that any action or proceeding arising out of or relating to this Agreement, the Promissory Note or the other Loan Documents may be commenced in any state or federal court of competent jurisdiction in the State of Wisconsin, and each party submits to the jurisdiction of such court and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of Wisconsin.

SECTION 13.                                      WAIVER OF JURY TRIAL.

BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT, THE PROMISSORY NOTE OR THE OTHER LOAN DOCUMENTS.  BORROWER AUTHORIZES LENDER TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING SUCH CLAIM.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT, THE PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

SECTION 14.                                      MAXIMUM RATE OF INTEREST.

It is the intention of the parties hereto to comply with the applicable usury laws.  Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, the Promissory Note or any other Loan Document, in no event shall this Agreement, the Promissory Note or any other Loan Document require the payment or permit the collection of interest in excess of the maximum amount permitted by Applicable Law.  If any such excess interest is contracted for, charged or received under this Agreement, the Promissory Note or any other Loan Document, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Agreement, the Promissory Note or any other Loan Document on the principal balance shall exceed the maximum amount of interest permitted by Applicable Law, then in such event:  (a) the provisions of this Section 14 shall govern and control, (b) neither Borrower nor any other Person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by Applicable Law, (c) any such excess which may have been collected shall either be applied as a credit against the then unpaid principal balance or refunded to Borrower, at the option of Lender, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the Applicable Law as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Promissory Note and the other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise by Lender in connection with such Obligations; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lender to receive a greater interest per annum rate than is presently allowed by law, Borrower agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest rate per annum allowed by the amended state law or the law of the United States of America (but not in excess of the interest rate provided for herein).

SECTION 15.                                      MISCELLANEOUS.

Section 15.1.                                            Entire Agreement.  This Agreement, the Promissory Note and the other Loan Documents, collectively constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be amended or altered in any manner except by a document in writing executed by both parties.

Section 15.2.                                            Survival.  All representations, warranties, and covenants of Borrower contained herein or made pursuant hereto shall survive closing and continue throughout the term hereof and until the Obligations are satisfied in full, except that any indemnifications provided herein also shall survive such full satisfaction.

Section 15.3.                                            Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by Applicable Law, Borrower hereby waives any provision of law which renders any provision hereof or thereof prohibited or unenforceable in any respect.

Section 15.4.                                            Counterparts; Electronic Signature and Storage; Joint and Several Liability.  This Agreement and the other Loan Documents may be executed in counterparts.  Photocopies, facsimile transmissions, or electronic or digital transmissions of Adobe portable document format files (also known as “PDF” files) of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures.  Lender and Borrower acknowledge and agree that:  (a) this Agreement, the other Loan Documents and all documents and information related thereto may be reproduced and stored in any electronic format, and the originals so reproduced destroyed; and (b) any such electronic copy shall be deemed an original, shall be admissible in any court or other proceeding, and shall be enforceable against the parties thereto, whether or not the original is in existence and whether or not such reproduction was made or preserved by Lender in the regular course of business.  IF MORE THAN ONE PARTY EXECUTES THIS AGREEMENT AS BORROWER, EACH SHALL BE JOINTLY AND SEVERALLY LIABLE HEREUNDER.

Section 15.5.                                            Expenses.  Borrower shall not be charged for the preparation, negotiation, execution, delivery and performance of the Loan Documents.  Borrower agrees to pay or reimburse Lender for all reasonable costs and expenses (including the reasonable fees and expenses of all counsel, advisors, consultants and auditors retained in connection therewith), incurred in connection with: (a) the and enforcement of the Loan Documents and the preservation of any rights thereunder (including, without limitation, filing or recording fees and taxes); (b) collection, including deficiency collections; (c) any advice in connection with the administration of the Loan or the rights thereunder; and (d) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise.

Section 15.6.                                            Time of the Essence.  Time is of the essence in the performance of this Agreement, the Promissory Note and the other Loan Documents.

Section 15.7.                                            Accounting Terms; UCC Terms.  All accounting terms used in this Agreement and the other Loan Documents which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.  All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC.

Section 15.8.                                            Rules of Construction.  For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include the exhibits and schedules thereto, and any and all amendments, modifications or supplements thereto; and (f) all references to Lender, Borrower or any other Person shall include their successors and permitted assigns.

[Remainder of page intentionally left blank]

LOAN AND SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed as of the day and year first written.

Lender:	BMO Harris Equipment Finance Company	Borrower:	Rockford Corporation

By:	/s/ Kristen Weber	By:	/s/ John M. Perisich

Name:	Kristen Weber	Name:	John M. Perisich

Title:	Officer	Title:	EVP

	250 East Wisconsin Ave	Form of Organization:	Corporation
	Suite 1400	Jurisdiction of Organization:
	Milwaukee, Wisconsin 53202	Organizational Number:
		FEIN:	931021510

		Co-Borrower:	Q3 Contracting, Inc.

		By:	/s/ John M. Perisich

		Name:	John M. Perisich

		Title:	EVP

		Form of Organization:	Corporation
Jurisdiction of Organization:
Organizational Number:
		FEIN:	411718869

		Co-Borrower:	ARB, Inc.

		By:	/s/ A. Theeuwes

		Name:	A. Theeuwes

		Title:	CFO

		Form of Organization:	Corporation
Jurisdiction of Organization:
Organizational Number:
		FEIN:	952159777

Co-Borrower:	Stellaris LLC

By:	/s/ A. Theeuwes

Name:	A. Theeuwes

Title:	CFO

Form of Organization:	LLC
Jurisdiction of Organization:
Organizational Number:
FEIN:	421729818

SCHEDULE A

Attachment to a Loan and Security Agreement Note No. 30278 Between

BMO Harris Equipment Finance Company (“Lender”) And

Rockford Corporation (“Borrower”) And

 Q3 Contracting, Inc.,

 ARB, Inc.,

 Stellaris LLC,

As (“Co- Borrower (s)”)

Dated April 28, 2014

Description	Year	Serial Number	Location
F550 4x2 Reg 16’ F/B Bar	2009	1FDAF56R49EA28546	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
F550 4x2 Reg Cab Servic	2009	1FDAF56R29EA35866	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
F550 4x2 Reg 16’ F/B Bar	2009	1FDAF56R69EA28547	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
F550 4x2 Reg Cab Servic	2009	1FDAF56R79EA08937	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
F550 4x2 Reg Cab Servic	2009	1FDAF56R29EA08943	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
F550 4x2 Reg Cab Servic	2009	1FDAF56R19EA08951	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T270 S/A Reg Cab W/Ser	2014	2NKHHM6X0EM394289	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T370 S/A Contractor Dum	2014	2NKHHM7X2EM404044	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T800 TRI/A DUMP	2014	1NKDXPEX8EJ412551	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2013	4KNFT2028DL161285	633 Cecelia Drive, Pewaukee, WI 53072 (Waukesha County)
T-20DD T/A Equipment T	2013	4KNFT202XDL161286	633 Cecelia Drive, Pewaukee, WI 53072 (Waukesha County)
T-20DD T/A Equipment T	2013	4KNFT202XDL161269	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2013	4KNFT2026DL161270	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2013	4KNFT2026DL161267	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2013	4KNFT2028DL161268	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2013	4KNFT2027DL161391	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2013	4KNFT2029DL161392	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2013	4KNFT2020DL161393	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2013	4KNFT2022DL161394	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2013	4KNFT2024DL161395	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
T-20DD T/A Equipment T	2013	4KNFT2026DL161396	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
T-20DD T/A Equipment T	2013	4KNFT2028DL161397	2351 East County Line, Des Moines, IA 50320 (Polk County)
T-20DD T/A Equipment T	2013	4KNFT202XDL161398	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
FT-14E T/A Concrete For	2014	5FTEE1823E1000536	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
2013 T-20DD T/A Equipment Trlr-AR	2013	4KNFT2029DL161957	2351 East County Line, Des Moines, IA 50320 (Polk County)
2013 T-20DD T/A Equipment Trlr-AR	2013	4KNFT2020DL161958	2351 East County Line, Des Moines, IA 50320 (Polk County)
2013 T-20DD T/A Equipment Trlr-AR	2013	4KNFT2022DL161959	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
2013 T-20DD T/A Equipment Trlr-AR	2013	4KNFT2029DL161960	2351 East County Line, Des Moines, IA 50320 (Polk County)

By initialing below, Borrower confirms that it has reviewed the entirety of this 5 page Schedule A and agrees that the information set forth in such Schedule is accurate and complete.

Initial Here

INCLUDING ALL ATTACHMENTS, APPURTENANCES, ACCESSIONS, ACCESSORIES AND SUBSTITUTIONS.

INSURANCE PROCEEDS ON ABOVE.

1

2013 LSP 3040 4” Stringing Trl	2013	1L9LS3029DG321066	2351 East County Line, Des Moines, IA 50320 (Polk County)
2013 LCV 0406 Line Tamer	2013	1L9LC3024DG321067	2351 East County Line, Des Moines, IA 50320 (Polk County)
2014 T-20DD T/A Equipment Trailer	2014	4KNFT2026EL160069	2351 East County Line, Des Moines, IA 50320 (Polk County)
T-20DD T/A Equipment T	2014	4KNFT2223EL160625	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2014	4KNFT2021EL160626	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2014	4KNFT2023EL160627	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2014	4KNFT2025EL160628	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2014	4KNFT2027EL160629	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T-20DD T/A Equipment T	2014	4KNFT2023EL160630	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Lane LSP 3040 4” Stringin	2014	1L9LS3028EG321089	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA7DU449075	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA4DU449082	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA2DU449484	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA4DU450443	2351 East County Line, Des Moines, IA 50320 (Polk County)
Ingersoll Rand P185WJD	2013	4FVCABAA6DU450444	2351 East County Line, Des Moines, IA 50320 (Polk County)
Ingersoll Rand P185WJD	2013	4FVCABAA9DU450874	5112 North National Avenue, Sioux Falls, SD 57104 (Minnehaha County)
Ingersoll Rand P185WJD	2013	4FVCABAA0DU450875	2351 East County Line, Des Moines, IA 50320 (Polk County)
Ingersoll Rand P185WJD	2013	4FVCABAA4DU450877	5112 North National Avenue, Sioux Falls, SD 57104 (Minnehaha County)
Ingersoll Rand P185WJD	2013	4FVCABAAXDU454478	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA1DU454479	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAAXDU454481	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA1DU454483	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA5DU454484	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA7DU454485	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA4DU454489	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA9DU454181	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA0DU454182	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ingersoll Rand P185WJD	2013	4FVCABAA2DU454183	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
2010 PC206 Planer/Asphalt Mil SS Attach-Brkr/Rake	2010	DDG00946	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
CAT H65DS Asphalt Brea	2013	0FTS01987	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
2013 TopCap 305 Breaker SS Attach-Brkr/Rake	2013	H673	2351 East County Line, Des Moines, IA 50320 (Polk County)
2013 TopCap 305 Breaker SS Attach-Brkr/Rake	2013	H674	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Magnum TopCap RHB30	2013	H697	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Magnum TopCap RHB30	2013	H699	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
Magnum TopCap RHB30	2013	H757	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Magnum TopCap RHB30	2013	H758	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Magnum TopCap RHB30	2013	H759	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Magnum TopCap RHB30	2013	H760	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Magnum TopCap RHB30	2013	H761	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Magnum TopCap RHB30	2013	H787	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Polaris 800 Sportsman 6x	2013	4XACF76A5DB603113	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
Polaris 800 Sportsman 6x	2013	4XACF76A3DB615034	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
John Deere 310K 2WD R	2013	1T0310KXJDE245152	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 310K 2WD R	2013	1T0310KXEDE245144	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 310K 2WD R	2013	1T0310KXPDE246833	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)

2

John Deere 310K 2WD R	2013	1T0310KXADE246841	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 310K 2WD R	2013	1T0310KXPDE246864	2351 East County Line, Des Moines, IA 50320 (Polk County)
John Deere 310K 2WD R	2013	1T0310KXEDE246973	2351 East County Line, Des Moines, IA 50320 (Polk County)
John Deere 310K 2WD R	2013	1T0310KXJDE246978	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 310K 2WD R	2013	1T0310KXCDE246982	5112 North National Avenue, Sioux Falls, SD 57104 (Minnehaha County)
John Deere 310K 2WD R	2013	1T0310KXLDE246985	5112 North National Avenue, Sioux Falls, SD 57104 (Minnehaha County)
John Deere 310K 2WD R	2013	1T0310KXEDE246987	2351 East County Line, Des Moines, IA 50320 (Polk County)
John Deere 310K 2WD R	2013	1T0310KXCDE247087	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 310K 2WD R	2013	1T0310KXCDE247090	2351 East County Line, Des Moines, IA 50320 (Polk County)
John Deere 310SK 4WD R	2013	1T0310SKEDE247089	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
John Deere 310SK 4WD R	2013	1T0310SKPDE247100	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
John Deere 310K 2WD R	2013	1T0310KXADE246855	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 310K 2WD R	2013	1T0310KXADE246919	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 310K 2WD R	2013	1T0310KXTDE249911	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
2008 Ditch Witch RT55 Plow	2008	CMWRT55HA80000443 / 5Y0161	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
2008 236B2 Rubber Skid Steer	2008	HEN09011	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
2008 236B2 Rubber Skid Steer	2008	HEN09079	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
2008 246C W/Hy-Flow Rubber Skid Steer	2008	JAY02339	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
2008 246C W/Hy-Flow Rubber Skid Steer	2008	CAT0246CKJAY02658	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
2008 236B2 Rubber Skid Steer	2008	HEN09184	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
2008 277C Multi-terrain Loader Skid Steer	2008	JWF01889	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
CAT 236B3	2013	CAT0236BEA9H04004	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
2013 CAT 303.5E CR Mini-X	2013	CAT3035ECRKY01499	1613 Read Street, Omaha, NE 68112 (Douglas County)
2013 CAT 303.5E CR Mini-X	2013	CAT3035ETRKY01500	1613 Read Street, Omaha, NE 68112 (Douglas County)
CAT 303.5E CR Mini-X	2013	CAT3035EKRKY01659	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
CAT 303.5E CR Mini-X	2013	CAT3035ECRKY01849	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
CAT 303.5E CR Mini-X	2013	CAT3035EHRKY01850	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
CAT 303.5E CR Mini-X	2013	CAT3035EERKY01851	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
CAT 303.5E CR Mini-X	2013	CAT3035ECRKY01852	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
CAT 303.5E CR Mini-X	2013	CAT3035ETRKY01853	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
CAT 303.5E CR Mini-X	2013	CAT3035ECRKY01857	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
CAT 303.5E CR Mini-X	2013	CAT3035EVRKY01858	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
2013 Vermeer RTX1250 Trenchr	2013	1VR6110R6D1001410	2351 East County Line, Des Moines, IA 50320 (Polk County)
Vermeer 24X40 Series 2	2009	1VRZ1903391000794	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Vermeer D36X50 Series 2	2008	1VR4230D281000362	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Grundodrill 4X	2012	4X1244176	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Grundodrill 4X	2013	4X1307180	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Grundodrill 4X	2013	4X1307181	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Grundodrill 4X	2013	4X1308182	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
2009 PV-500D Evacuator on 110221	2009	9050301	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Pacific Tek PV800 Evacua	2009	1J9BU14249L319285 / 9042801	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Pacific Tek PV800 Evacua	2009	1J9BU14269L319286 / 9042802	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Pacific Tek PV800 Evacua	2009	1J9BU14289L319287 / 9042803	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Ditch Witch FX60 Evacua	2008	1DSB202S281702145 / CMWFX60XT80000283	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
Pacific Tek PV800DHO	2013	4S9BU1424DL228219 / 3140205	1613 Read Street, Omaha, NE 68112 (Douglas County)

3

Pacific Tek PV800DHO	2013	4S9BU1422DL228218 / 3140206	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
Pacific Tek PV800DHO	2013	4S9BU1420DL228220 / 3140207	2351 East County Line, Des Moines, IA 50320 (Polk County)
Pacific Tek PV100 - 11037	2013	3060201	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
McLaughlin V800LEHD	2013	1M9FE1223DS284019 / V8H040513581	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
McLaughlin V800LEHD	2013	1M9FE1223DS284022 / V8H040513579	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
McLaughlin V800LEHD	2013	1M9FE1225DS284085 / V8H050213636	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Grundodrill DS225/4X.1	2012	GS2251248682	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Grundodrill DS225/4X.1	2013	GS2251307686	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Grundodrill DS225/4X.1	2013	GS2251307687	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Grundodrill DS225/4X.1	2013	GS2251308688	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
2013 PCMS-1210 Msg Brd/Modem	2013	2S9US4128DS132275	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
DIGITRACK F2 LOCATO	2013	F2R30017265 / FBC3279 / FSD30017366	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
DIGITRACK F2 LOCATO	2013	F2R30020177 / FBC4362 / FSD30019877	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
DIGITRACK F2 LOCATO	2013	F2R30024320 / FBC3236 / FSD30023630	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
DIGITRACK F2 LOCATO	2013	30024640 / 00004821 / 30023855	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
Digitrack F2 Locator	2013	30016075 / 30017496 / 30024481	3066 Spruce Street, Little Canada, MN 55117 (Ramsey County)
Digitrack F2 Locator	2013	30016243 / 30016259 / 30024491	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
2013 F2 LOCATOR	2013	30027093 / 30037002	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 27D Mini-X	2014	1FF027DXVDG258723	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 27D Mini-X	2014	1FF027DXLDG258725	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 27D Mini-X	2014	1FF027DXHDG258726	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 27D Mini-X	2014	1FF027DXHDG258810	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
John Deere 27D Mini-X	2014	1FF027DXHDG258810	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T270 S/A Contractor Dum	2014	2NKHHM6X2EM392737	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
T370 S/A Contractor Dum	2014	2NKHHM7X1EM411034	5300 Colorado Blvd, Commerce City, CO 80022 (Adams County)
14 PETERBILT 367 TRACTOR	2014	1XPTP4TX6ED244016	599 Fm 793 Rd., Corsicana, Texas, 75109
14 PETERBILT 367 TRACTOR	2014	1XPTP4TX8ED244017	599 Fm 793 Rd., Corsicana, Texas, 75109
14 PETERBILT 367 TRACTOR	2014	1XPTP4TXXED244018	599 Fm 793 Rd., Corsicana, Texas, 75109
14 PETERBILT 367 TRACTOR	2014	1XPTP4TX1ED244019	599 Fm 793 Rd., Corsicana, Texas, 75109
14 PETERBILT 367 TRACTOR	2014	1XPTP4TX8ED244020	599 Fm 793 Rd., Corsicana, Texas, 75109
14 PETERBILT 367 TRACTOR	2014	1XPTP4TXXED244021	599 Fm 793 Rd., Corsicana, Texas, 75109
14 TRAILKING LOWBED TRAILER	2014	1TKJ05333EM123355	599 Fm 793 Rd., Corsicana, Texas, 75109
14 TRAILKING LOWBED TRAILER	2014	1TKJ0533XEM123353	599 Fm 793 Rd., Corsicana, Texas, 75109
14 TRAILKING LOWBED TRAILER	2014	1TKJ05336EM123351	599 Fm 793 Rd., Corsicana, Texas, 75109
14 TRAILKING LOWBED TRAILER	2014	1TKJ05338EM123349	599 Fm 793 Rd., Corsicana, Texas, 75109
14 TRAILKING LOWBED TRAILER	2014	1TKJ05330EM123345	599 Fm 793 Rd., Corsicana, Texas, 75109
14 TRAILKING LOWBED TRAILER	2014	1TKJ05334EM123347	599 Fm 793 Rd., Corsicana, Texas, 75109
11 CAT 966K WHEEL LOADER	2011	TFS00241	24740 Juniper Flats Rd. Homeland, CA
12 CAT 938K WHEEL LOADER	2012	SWL01101	1501 18th Street, Los Osos, CA 93402
12 CAT 930K WHEEL LOADER	2012	RHN01147	3500 S, Pegasus Drive, Bakersfield, CA, 93308
13 CAT 450E BACKHOE LOADER	2013	RBA00348	20602 Indian Ocean Drive, Lake Forest, CA 92630
13 CAT 336EL HYD EXCAVATOR	2013	BZY02356	1501 18th Street, Los Osos, CA 93402

4

12 CAT 930K WHEEL LOADER	2012	RHN01487	5740 Arbor Vitae, Los Angeles, CA 90045
13 CAT 450E BACKHOE LOADER	2013	RBA00350	1501 18th Street, Los Osos, CA 93402
13 CAT 450E BACKHOE LOADER	2013	RBA00349	1501 18th Street, Los Osos, CA 93402
13 CAT 321D LCR HYD EXCAVATOR	2013	MPG00520	1501 18th Street, Los Osos, CA 93402
13 CAT 938K WHEEL LOADER	2013	SWL01322	1501 18th Street, Los Osos, CA 93402
12 CAT 930K WHEEL LOADER	2012	RHN01151	3500 S, Pegasus Drive, Bakersfield, CA, 93308
13 CAT 450E BACKHOE LOADER	2013	RBA00347	20602 Indian Ocean Drive, Lake Forest, CA 92630
13 CAT 336EL HYD EXCAVATOR	2013	BZY02298	1159 Jonata Park Rd., Buelton, CA 93427
13 CAT 321D LCR HYD EXCAVATOR	2013	MPG00501	1501 18th Street, Los Osos, CA 93402
CAT D7R XR DOZER WINCH	2007	AGN01545	599 Fm 793 Rd., Corsicana, Texas, 75109
CAT D7R XR DOZER WINCH	2007	AGN01546	599 Fm 793 Rd., Corsicana, Texas, 75109
CAT 583T PIPELAYER	2007	CMX00183	599 Fm 793 Rd., Corsicana, Texas, 75109
CAT 583T PIPELAYER	2007	CMX00184	599 Fm 793 Rd., Corsicana, Texas, 75109
CAT 583T PIPELAYER	2007	CMX00189	599 Fm 793 Rd., Corsicana, Texas, 75109
CAT 583T PIPELAYER	2007	CMX00198	599 Fm 793 Rd., Corsicana, Texas, 75109
CAT 583T PIPELAYER	2007	CMX00199	599 Fm 793 Rd., Corsicana, Texas, 75109
CAT 587T PIPELAYER	2007	FAT00289	8782 N County Rd. 850 E., New Carlisle, IN 46552
CAT 587T PIPELAYER	2007	FAT00290	922 N County Rd. 200 E., Chesterton, IN 46304
CAT 561N PIPELAYER	2008	TAD00103	20602 Indian Ocean Drive, Lake Forest, CA 92630
CAT 561N PIPELAYER	2008	TAD00108	20602 Indian Ocean Drive, Lake Forest, CA 92630
CAT 561N PIPELAYER	2008	TAD00109	1875 Loveridge Rode, Pittsburg, CA 94565
CAT 561N PIPELAYER	2008	TAD00110	20602 Indian Ocean Drive, Lake Forest, CA 92630
CAT 561N PIPELAYER	2008	TAD00111	20602 Indian Ocean Drive, Lake Forest, CA 92630
CAT 561N PIPELAYER	2008	TAD00114	1875 Loveridge Rode, Pittsburg, CA 94565
CAT 572R II PIPELAYER	2008	DSC00387	1875 Loveridge Rode, Pittsburg, CA 94565
CAT 572R II PIPELAYER	2008	DSC00388	1159 Jonata Park Rd., Buelton, CA 93427
CAT 321D LCR EXCAVATOR	2008	NAS00322	4201 Technology Drive, Fremont, CA 94538
DEERE 710J BACKHOE	2008	T0710JX160749	20602 Indian Ocean Drive, Lake Forest, CA 92630
DEERE 710J BACKHOE	2008	T0710JX173475	5740 Arbor Vitae, Los Angeles, CA 90045
CAT 336DL EXCAVATOR	2009	W3K00636	11204 Mondon Ave., Santa Fe Springs, CA 90670
CAT 345DL EXCAVATOR	2009	EEH00596	4201 Technology Drive, Fremont, CA 94538
CAT 420E BACKHOE 4x4	2009	PRA00288	1875 Loveridge Rode, Pittsburg, CA 94565
CAT 420E BACKHOE 4x4	2009	PRA00296	1501 18th Street, Los Osos, CA 93402
CAT 420E BACKHOE 4x4	2009	PRA00367	1501 18th Street, Los Osos, CA 93402
CAT 420E BACKHOE 4x4	2009	PRA00371	2500 E. Victoria St., Compton, CA 90220
CAT 336DL EXCAVATOR	2010	W3K01205	1322 Main St Route 20 Lumberport, West Virginia 26386
DEERE 710J BACKHOE	2010	T0710JX174259	28901 Fort Cady Rd., Newberry Springs, CA 92365

5

SCHEDULE B

DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the Loan Documents) the following respective meanings:

“Affiliate” of any Person shall mean any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement” means this Loan and Security Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof, and including all appendices, exhibits and schedules attached or otherwise identified thereto.

“Applicable Law” means any Federal, state and local law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any Governmental Authority applicable to Borrower or any of its properties.

“Borrower” means any Person or Persons identified as such in the preamble.

“Collateral” has the meaning assigned to it in Section 3.1.

“Collateral Schedule” means Schedule A to this Agreement.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Rate” has the meaning assigned to it in the Promissory Note.

“Environmental Laws” has the meaning assigned to it in Section 5.8.

“Equipment” has the meaning assigned to it in Section 3.1.

“Event of Default” has the meaning assigned to it in Section 7.1.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Governmental Authority” means any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign.

“Indemnified Party” has the meaning assigned to it in Section 6.9.

“Lender” means the Person identified as such in the preamble.

Liens” has the meaning assigned to it in Section 6.3.

“Loan” means the loan in the amount of the aggregate principal amount at any time outstanding under this Agreement and evidenced by the Promissory Note, and made to Borrower under the terms of this Agreement.

“Loan Documents” means this Agreement, the Promissory Note, and the other documents and instruments executed pursuant hereto, and all other documents, instruments, certificates and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

1

“Material Adverse Effect” means (a) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Borrower or any guarantor, (b) a material impairment of the enforceability of, or the ability of Borrower or any guarantor to perform its obligations under or to remain in compliance with, the Loan Documents or (c) a material impairment of the perfection or priority of Lender’s security interest in any of the Collateral.

“Maturity Date” has the meaning assigned to it in the Promissory Note.

“Obligations” has the meaning assigned to it in Section 3.1, and includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement or the Promissory Note and interest accruing at the Default Rate provided in this Agreement or the Promissory Note after any Event of Default), fees, charges (including, without limitation, Prepayment Charges as provided in Section 2.2 of this Agreement and late charges as provided in the Promissory Note), expenses, attorneys’ fees and any other sums chargeable to Borrower under any of the Loan Documents.

“OFAC” has the meaning assigned to it in Section 6.13.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56 and any legislation that amends, modifies or replaces this Act.

“Payment Date” has the meaning assigned to it in Section 2.1.

“Person” means any individual, corporation, partnership, joint venture, limited liability entity, or other legal entity or a Governmental Authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Borrower.

“Prepayment Charge” has the meaning assigned to it in Section 2.2.

“Prepayment Date” has the meaning assigned to it in Section 2.2.

“Promissory Note” has the meaning assigned to it in Section 1.2.

“Taxes” means taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of Wisconsin or in any applicable jurisdiction; and any reference to an article or section thereof shall mean the corresponding article or section of any such applicable version of the Uniform Commercial Code.

2

PROMISSORY NOTE

Principal Amount: $15,400,000.00	Interest Rate: 1.9400%	Date of Note: April 28, 2014

FOR VALUE RECEIVED, the undersigned Rockford Corporation (“Borrower”) And Q3 Contracting, Inc., ARB, Inc., Stellaris LLC as (‘‘Co-Borrower(s)’’) of 22845 NW Bennett St Ste 150, Hillsboro, OR 97214 And 3066 Spruce Street, Little Canada, MN, 5511726000 Commercentre Drive, Lake Forest, CA, 9263026000 Commercecentre Drive, Lake Forest, CA, 926  promises to pay to the order of BMO Harris Equipment Finance Company (“Lender”) of 250 E. Wisconsin Ave., Milwaukee, WI 53202, in lawful money of the United States of America, the principal amount of $15,400,000.00, together with interest at the rate of 1.9400% per annum (the “Interest Rate”) on the unpaid principal balance from April 28, 2014, until paid in full.  This Promissory Note shall mature on April 28, 2019 (the “Maturity Date”).

LOAN AND SECURITY AGREEMENT.  This Promissory Note is issued pursuant to that certain Loan and Security Agreement dated as of April 28, 2014 between Borrower and Lender (the “Loan Agreement”), and Lender shall be entitled to all of the rights and remedies set forth therein.  This Promissory Note is secured by certain Collateral described in the Loan Agreement.  Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.

PAYMENT.  Borrower will pay this loan in 60 consecutive arrears monthly payments of principal and interest, each in the amount of $269,720.52, payable monthly on the 28th day of each calendar month, beginning May 28, 2014. Borrower’s final payment will be due on the Maturity Date and will be for all principal, interest and other amounts due under the Promissory Note and Loan Agreement which remain unpaid.  Payments will be credited on the date actually received and applied as provided in the Loan Agreement.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.  This Promissory Note may be prepaid in whole or in part at the option of Borrower on the terms set forth in the Loan Agreement.  Any partial prepayment shall proportionately reduce each subsequent payment becoming due under this Promissory Note on and after the date of such prepayment.

INTEREST.  The annual Interest Rate for this Promissory Note is computed on an actual days/360 basis; that is, by applying the ratio of the annual Interest Rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding compounded on a monthly basis.  Upon an Event of Default, including failure to make any scheduled payment or to make any payment upon final maturity within ten (10) days after such payment is due, Lender, at its option, may increase the Interest Rate on this Promissory Note by 3.000 percentage points per annum (the “Default Rate”).  As more fully provided in the Loan Agreement, in no event shall this Promissory Note require the payment of interest in excess of the maximum amount permitted by applicable law.

LATE CHARGE.  If any payment of any amount owing under this Promissory Note or the Loan and Security Agreement is received by the Lender 10 or more days after said payment is due, Borrower will be obligated to pay an amount equal to 5.000% of the unpaid portion of such payment as a late charge.

REMEDIES UPON DEFAULT.  If an Event of Default occurs and is continuing, the principal of this Promissory Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Loan Agreement and Lender shall be entitled to exercise the remedies set forth herein and in the Loan Agreement.  Such remedies shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.  Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Promissory Note.

GOVERNING LAW.  This Promissory Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Wisconsin without regard to its conflicts of law provisions.  This Promissory Note has been accepted by Lender in the State of Wisconsin.

DISHONORED ITEM FEE.  Borrower will pay a fee to Lender of $50.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

1

RIGHT OF SETOFF.  To the extent permitted by Applicable Law, Lender reserves a right of setoff in all of Borrower’s accounts with Lender (whether checking, savings, or any other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future (excluding any IRA or Keogh accounts, or any trust accounts for which setoff is prohibited by law).  Borrower authorizes Lender, to the extent permitted by Applicable Law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.  Borrower agrees that for purposes of this Right of Setoff, the term “Lender” includes BMO Harris Bank N.A., its subsidiaries and Affiliates.

PAYMENTS ABSOLUTE AND UNCONDITIONAL.  Borrower agrees that its obligation to make payments under this Promissory Note is absolute and unconditional and is not subject to setoff, counterclaim or abatement for any reason.

SUCCESSOR INTERESTS.  The terms of this Promissory Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors, and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS.  This Promissory Note benefits Lender and its successors and assigns, and binds Borrower and Borrower’s heirs, successors, assigns, and representatives.  If any part of this Promissory Note cannot be enforced, this factor will not affect the rest of the Promissory Note.  Lender may delay or forgo enforcing any of its rights or remedies under this Promissory Note without losing them.  Borrower and any other Person who signs, guarantees or endorses this Promissory Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Promissory Note, and unless otherwise expressly stated in writing, no party who signs this Promissory Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender, in its sole and absolute discretion, may renew or extend (repeatedly and for any length of time) this Promissory Note or release any party or guarantor or Collateral; or impair, fail to realize upon or perfect Lender’s security interest in the Collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this Promissory Note without the consent of or notice to anyone other than the party with whom the modification is made.

AT THE REQUEST OF LENDER, BORROWER SHALL AUTHORIZE LENDER TO DEBIT A BANK ACCOUNT DESIGNATED BY BORROWER IN ORDER TO MAKE PAYMENTS OF PRINCIPAL, INTEREST, FEES AND OTHER AMOUNTS FROM TIME TO TIME DUE UNDER THE LOAN AGREEMENT AND THIS PROMISSORY NOTE.

[Remainder of page intentionally left blank]

2

PRIOR TO SIGNING THIS PROMISSORY NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS PROMISSORY NOTE.  BORROWER AGREES TO THE TERMS OF THE PROMISSORY NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

IF MORE THAN ONE PARTY EXECUTES THIS PROMISSORY NOTE AS BORROWER, EACH SHALL BE JOINTLY AND SEVERALLY LIABLE HEREUNDER.

Borrower:	Rockford Corporation

By:	/s/ John M. Perisich

Name:	John M. Perisich

Title:	EVP

Co-Borrower:	Q3 Contracting, Inc.

By:	/s/ John M. Perisich

Name:	John M. Perisich

Title:	EVP

Co-Borrower:	ARB, Inc.

By:	/s/ A. Theeuwes

Name:	A. Theeuwes

Title:	CFO

Co-Borrower:	Stellaris LLC

By:	/s/ A. Theeuwes

Name:	A. Theeuwes

Title:	CFO

3